Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229661 and 333-181291) and Form S-8 (No. 333-173599, 333-188483 and 333-224681) of STAG Industrial, Inc. of our report dated February 12, 2020 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 12, 2020